UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2012 (July 31, 2012)

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

CONNECTICUT	1-5244	06-0548860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut		06053
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 31, 2012, Stanley Black & Decker, Inc. (the “Company”) announced that approximately $376.6 million in aggregate principal amount of Notes (as defined below) were tendered prior to 11:59 p.m., New York City time, on Monday, July 30, 2012—the Tender Offer (as defined below) expiration date—pursuant to its previously announced tender offer (the “Tender Offer”) to purchase for cash, subject to certain terms and conditions, any and all of the $250 million outstanding aggregate principal amount of 6.15% Notes due 2013 (the “6.15% Notes”) issued by the Company, and any and all of the $350 million outstanding aggregate principal amount of 8.95% Senior Notes due 2014 (the “8.95% Notes”) and the $300 million outstanding aggregate principal amount of 4.75% Senior Notes due 2014 (together with the 6.15% Notes and the 8.95% Notes, the “Notes”) issued by The Black & Decker Corporation, a Maryland corporation and wholly owned subsidiary of the Company, from each registered holder of any of the Notes.

In the Tender Offer, according to information provided by Global Bondholder Services Corporation, the Depositary and Information Agent for the Tender Offer, $376,562,000 in aggregate principal amount of Notes were validly tendered and not validly withdrawn prior to the expiration of the Tender Offer at 11:59 p.m., New York City time, on July 30, 2012, as more fully set forth below. The Company has accepted for payment all Notes validly tendered and not validly withdrawn in the Tender Offer and expects to make payment for the Notes in same-day funds today.

Issuer(1)	CUSIP Numbers	Title of Security	Principal Amount Outstanding (US$)	Principal Amount Tendered (US$)	Percent Tendered of Principal Amount Outstanding

SBD	854616AN9	6.15% Notes due 2013	$250,000,000	$56,467,000	22.59%
BDC	091797AP5	8.95% Senior Notes due 2014	$350,000,000	$224,641,000	64.18%
BDC	091797AM2	4.75% Senior Notes due 2014	$300,000,000	$95,454,000	31.82%

(1)	“SBD” means Stanley Black & Decker, Inc. and “BDC” means The Black & Decker Corporation, a Maryland corporation and wholly owned subsidiary of SBD.

Citigroup Global Markets Inc. acted as the Dealer Manager for the Tender Offer. Global Bondholder Services Corporation acted as the Depositary and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. at 390 Greenwich Street, New York, New York, 10013, Attn: Liability Management Group, (800) 558-3745 (toll-free), (212) 723-6106 (collect). Requests for the Tender Offer Materials may be directed to Global Bondholder Services Corporation at 65 Broadway, Suite 404, New York, New York, 10006, (212) 430-3774 (for banks and brokers) or (866) 612-1500 (for all others).

The Company anticipates funding payment of the Notes to be purchased pursuant to the Tender Offer with proceeds from its offering of $750 million aggregate principal amount of 5.75% Junior Subordinated Debentures due 2052, which was completed on July 25, 2012.

The Company plans to redeem the remaining untendered Notes by, and pursuant to the terms of, a Notice of Redemption for each series of Notes expected to be dated August 1, 2012. The anticipated redemption date for the Notes is August 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.

By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Senior Vice President, General Counsel and Secretary

Dated: July 31, 2012